EXHIBIT A

LIST OF EXECUTIVE OFFICERS AND DIRECTORS
OF Caisse de dépôt et placement du Québec

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Pierre Brunet	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	Chairman
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	President and Chief Executive Officer
Pierre Prémont	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Québec (Québec) G1V 4T3	President and General Manager
Yvan Allaire	Université du Québec à Montréal 558, Roslyn Westmount (Québec) H3Y 2T8	Emeritus Professor of Strategy
Bernard Bonin	745, Hot Springs Way Ottawa (Ontario) K1V 1W8	Economist-Advisor Former Senior Deputy Governor Bank of Canada
Claudette Carbonneau	Confédération des syndicats nationaux 1601, Delorimier Montréal (Québec) H2K 4M5	President
Louise Charette	Commission de la construction du Québec	Chairman, Investment Committee, and Executive Director General, Administration and Finance
Steven Cummings	Placements Maxwell Cummings & Fils Ltée 4115, Sherbrooke West, Suite 600 Westmount (Québec) H3Z 1B1	President and Chief Executive Officer
Alban D'Amours	Mouvement des caisses Desjardins 100, avenue des Commandeurs Lévis (Québec) G6V 7N5	President and Chief Executive Officer
Sylvie Dillard	Fonds québécois de la recherche sur la nature et les technologies 140, Grande-Allée Est, Bureau 450 Québec (Québec) G1R 5M8	President and Chief Executive Officer
Claude Garcia	19, avenue Hazelwood Outremont (Québec) H3T 1R2	Corporate Director
A. Michel Lavigne	Raymond Chabot Grand Thornton 600, rue de la Gauchetière Ouest Bureau 1900 Montréal (Québec) H3B 4L8	Corporate Director
Henri Massé	Fédération des travailleurs et travailleuses du Québec 545, boul. Crémazie Est Montréal, (Québec) H2M 2V1	President
Duc Vu	Commission administrative des régimes de retraite et d'assurances 475, St-Amable Québec (Québec) G1R 5X3	President
John T. Wall	6601, Radnor Road Bethesda, Maryland 20817 USA	Chairman Capital Markets Advisors, Inc.

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	President and Chief Executive Officer
François Grenier	Same	Executive Vice-President, Equity Markets
Denis Senécal	Same	Executive Vice-President, Fixed Income
Christian Pestre	Same	Executive Vice-President, Absolute Return
Normand Provost	Same	Executive Vice-President, Private Equity
Fernand Perreault	Same	President, CDP Capital - Real Estate
Richard Guay	Same	Executive Vice-President, Risk Management and Depositors' Accounts Management
Ghislain Parent	Same	Executive Vice-President, Finance, Treasury and Strategic Initiatives
Robert Desnoyers	Same	Executive Vice-President, Human Resources and Organisational Development
VP Pham	Same	Executive Vice-President, Information Technology and Investments Administration
Suzanne Masson	Same	Executive Vice-President, Institutional Affairs
Michel Malo	Same	Executive Vice-President, Investment Analysis and Optimization
Ginette Depelteau	Same	Vice-President and Corporate Secretary